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                                                                   EXHIBIT 23(b)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







Enterprise Software, Inc.
Livonia, Michigan


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Enterprise Software, Inc. of our report dated June 18, 1997 relating to the consolidated balance sheet of Enterprise Software, Inc. (formerly known as IndeNet, Inc.) and Subsidiaries as of March 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the March 31, 1998 annual report on Form 10-KSB of Enterprise Software, Inc. and Subsidiaries




                                                         /s/ BDO Seidman, LLP
                                                         -----------------------
                                                         BDO Seidman, LLP


Los Angeles, California
February 4, 1999